UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 16, 2007

Renhuang Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	O-24512 (Commission File Number)	88-1273503 (I.R.S. Employer Identification No.)

No. 281, Taiping Road, Taiping District, Harbin, Heilongjiang Province, 150050 P. R. China (Address of principal executive offices) (zip code)

86-451-5762-0378 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on April 16, 2007, our Board of Directors appointed Mr. Magnus Moliteus to the Board of Directors as an independent Director. Since 2001, Mr. Moliteus has been a consultant to the healthcare industry and Chairman of COM Consulting, Inc., a privately held firm, which enhances Swedish-American relations particularly between health care companies. From 1995 to 2001, Mr. Moliteus served as Executive Director of Invest at Sweden Agency, U.S., a Swedish government agency. From 1977 to 1990, he was Chief Executive Officer of Pharmacia, Inc. (now owned by Pfizer, Inc.).

As compensation for his services as a Director, Mr. Moliteus will receive options to acquire 15,000 options at signing, plus an additional 10,000 options and $10,000 annually thereafter, with the first payment to be paid at the end of July, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2007	Renhuang Pharmaceuticals, Inc., a Nevada corporation

/s/ Shaoming Li
By: Shaoming Li
Its: Chief Executive Officer